Exhibit 23.2









Consent of Independent Registered Certified Public Accounting Firm


We consent to the incorporation by reference in this Registration Statement of Cycle Country Accessories Corp. on Form S-3 of our report, dated January 13, 2004, appearing in the Annual Report on Form 10-KSB of Cycle Country Accessories Corp. for the year ended September 30, 2004. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.


Orlando, Florida
June 13, 2005